Exhibit 23.4

ZEEKR Intelligent Technology Holding Ltd

No. 1388 Minshan Road

Xinqi Street, Beilun District

Ningbo, Zhejiang

People’s Republic of China

November 9, 2023

Re: Consent of MAQS Advokatbyrå

We hereby consent to the use of and references to our name (i) in the prospectus included in the registration statement on Form F-1 of ZEEKR Intelligent Technology Holding Ltd (the “Company”) and any amendments thereto (the “Registration Statement”), including, but not limited to, under the “Enforceability of Civil Liabilities” section and (ii) in any written correspondence with the SEC. We hereby consent to the filing of this consent as an exhibit to the Registration Statement. In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

MAQS ADVOKATBYRÅ AB

/s/ Anton Olsson
Name: Anton Olsson

MAQS Advokatbyrå AB | Östra Hamngatan 24, Box 11918, SE-404 39 Göteborg, Sverige

Tel +46 31 10 20 30 | Fax +46 31 10 20 40 | E-post goteborg@maqs.com | Org.nr 556950-7733

www.maqs.com